UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No. __)

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

Patriot Investment Corporation
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1)	Title of each class of securities to which transaction applies: Common Stock, $.001 par value.
(2)	Aggregate number of securities to which transaction applies: 50,000,000 shares of Common Stock, $.001 par value.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
(4)	Proposed maximum aggregate value of transaction: N/A
(5)	Total fee paid: N/A
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

PATRIOT INVESTMENT CORPORATION
Room 517, No. 18 Building, Nangangjizhoing District,
Hi-Tech Development Zone, Harbin, Heilongjiang Province,
People’s Republic of China
86-0451-87011257

December 13, 2007

Dear Shareholder:

The enclosed Information Statement is being furnished to shareholders of record on November 30, 2007, of Patriot Investment Corporation (“PTRT” or the “Company”), a Nevada corporation, in connection with two proposals to amend the articles of incorporation to (i) change the name of the corporation from Patriot Investment Corporation to China Forestry Inc., which was approved by action by written consent of a majority of all shareholders entitled to vote on the record date (the “Name Change Proposal”) and (ii) increase the authorized number of shares of common stock, $.001 par value, of the Company from 50,000,000 shares to 200,000,000 shares, which was approved by action by written consent of a majority of all shareholders entitled to vote on the record date (the “Authorized Capital Proposal”).

WE ARE NOT ASKING FOR A PROXY AND
SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

Our board of directors has fully reviewed and unanimously approved both proposals.

The holders of approximately 52.4% of our common stock have executed a written consent in favor of the proposals described herein. However, under federal law these proposals will not be effected until at least 20 days after a definitive Information Statement has first been sent to shareholders who have not previously consented.

By Order of the Board of Directors,

/s/Degong Han
     Degong Han
     Chairman

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C PROMULGATED THERETO

PATRIOT INVESTMENT CORPORATION

INTRODUCTION

The majority shareholders of this 1934 Act Registrant, Patriot Investment Corporation, have taken an Action By Majority Shareholders Consent Without A Meeting (hereinafter, “Majority Shareholder Action”) pursuant to Nevada Revised Statutes 78.320, to change the name of the corporation to China Forestry Inc. and to approve an increase in authorized shares of common stock of the Company from 50,000,000 to 200,000,000 shares. This Information Statement is being filed pursuant to Section 14(c) of the Securities Exchange Act of 1934 and provided to the Company's shareholders pursuant to Rule 14c-2.

On June 26, 2007, Patriot Investment Corporation simultaneously entered into, and closed under, a Share Exchange Agreement (the “Exchange Agreement”) by and among the Company, Harbin SenRun Forestry Development Co., Ltd., a corporation organized and existing under the laws of the People’s Republic of China (“Harbin SenRun”), Bradley Shepherd, the President and majority shareholder of the Company (“Shepherd”), Everwin Development Ltd., a corporation organized under the laws of the British Virgin Islands (“Everwin”), and beneficial owner of 100% of the share capital of Jin Yuan Global Limited, Jin Yuan Global Limited, a corporation organized under the laws of the Hong Kong SAR of the People’s Republic of China (“Hong Kong Jin Yuan”), and the Jin Yuan Global Limited Trust, a Hong Kong trust created pursuant to a Declaration of Trust and a Trust and Indemnity Agreement dated March 10, 2007 (the “Jin Yuan Global Limited Trust”) (Everwin, Hong Kong Jin Yuan and the Jin Yuan Global Limited Trust being hereinafter referred to as the “SenRun Shareholders”).  At the closing of the share exchange transaction contemplated under the Exchange Agreement (the “Share Exchange”), Everwin transferred all of its share capital of Hong Kong Jin Yuan together with the sum of $610,000 in cash, plus $25,000 in  proceeds of a cash deposit that was retained by the Company, to the Company in exchange for an aggregate of 10,000,000 shares of Series A Convertible Preferred Stock, which preferred shares are convertible into 47,530,000 shares of common stock of the Company, thus causing Hong Kong Jin Yuan to become a wholly-owned subsidiary of the Company and Harbin SenRun to become an indirect wholly-owned subsidiary of the Company.

In addition, pursuant to the terms and conditions of the Exchange Agreement:

•
On the Closing Date, the Company declared a cash dividend to the holders of its common stock in an amount equal to $ 0.01227 per share to holders of record on July 6, 2007, representing the cash payment received from Everwin less the outstanding liabilities of the Company which were to be paid off before the cash dividend was made.

•
After the dividend payment date on July 16, 2007, Shepherd exchanged 44,751,500 of his shares of common stock of the Company for 221,500 shares of common stock of the Registrant, and Todd Gee exchanged 100,000 of his shares for 100,000 shares of common stock, with Mr. Shepherd ending up owning 507,500 shares of common stock and Mr. Gee ending up owning 100,000 shares of common stock.

•	Following Shepherd’s exchange of shares, Everwin converted its Series A Convertible Preferred Stock into 47,530,000 shares of common stock.
•
Demand and piggy-back registration rights were granted to Everwin and piggy-back registration rights were granted to Messrs. Shepherd and Gee with respect to shares of the Company’s restricted common stock acquired by them following the closing.

•
Everwin agreed for a period of one year following the closing that it will not cause or permit the Company to effect any reverse stock splits or register more than 6,000,000 shares of the Company’s common stock pursuant to a registration statement on Form S-8.

•
On the Closing Date, the current officers of the Company resigned from such positions and the persons designed by Everwin were appointed as the officers of the Company, notably Chunman Zhang as CEO, CFO and Treasurer and Degong Han as President and Secretary, and Todd Gee resigned as a director of the Company and a person designated by Everwin was appointed to fill the vacancy created by such resignation, notably Man Ha.

•
On the Closing Date, Shepherd resigned from his position as a director effective upon the expiration of the ten day notice period required by Rule 14f-1, at which time two persons designated by Everwin were appointed as directors of the Company, notably Degong Han and Kunlun Wang.

•	On the Closing Date, the Company paid and satisfied all of its “liabilities” as such term is defined by U.S. GAAP as of the closing.
•
On October 8, 2007, the Company announced the dismissal of Chunman Zhang from the offices of Chief Executive Officer, Chief Financial Officer and Treasurer, and the appointment of Yuan Tian as the Chief Executive Officer and Man Ha as the Chief Financial Officer and Treasurer of the Company.

As of the date of the Exchange Agreement there were no material relationships between the Company or any of its affiliates and Everwin and the SenRun Shareholders, other than in respect of the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, which is filed as Exhibit 2.1 to a Form 8-K filed with the Commission on July 2, 2007, and is incorporated herein by reference.

We are a Nevada corporation. We are a fully-reporting 1934 Act company, with our common stock quoted on the Over the Counter Bulletin Board (OTCBB).

Information about us can be found in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 and our Quarterly Report for the quarter ended September 30, 2007, both filed with the Commission. Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov, or at other Internet sites such as http://www.freeedgar.com as well as by such other means from the offices of the SEC.

ITEM 1. INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A

A. NO TIME, PLACE OR DATE FOR MEETING OF SHAREHOLDERS

There WILL NOT be a meeting of shareholders and none is required under applicable Nevada law when an action has been approved by written consent by holders of a majority of the outstanding shares of our common stock. This Information Statement is first being mailed on or about December 13, 2007, to the holders of Common Stock as of the Record Date on November 30, 2007.

B. DISSENTERS' RIGHTS.

Under Nevada law, our shareholders do not have dissenters' rights in connection with any of the actions that were approved as disclosed in this Information Statement.

C. THE VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS THEREOF.

The proposals to amend the corporate charter to (i) change the name of the corporation to China Forestry Inc. and (ii) increase the number of shares of authorized common stock, $.001 par value, from 50,000,000 shares to 200,000,000 shares were approved by the action of a majority of all shareholders entitled to vote on the record date. This is Majority Shareholder Action, pursuant to Nevada Revised Statutes 78.320. The vote required for approval was 50% (of all shareholders entitled to vote) plus one vote, a simple majority. The actual affirmative vote was 52.4% of all shares issued and outstanding.  The proposals are not effective before completion with compliance with Section 14(c), and the mailing or delivery of this definitive Information Statement to shareholders at least 20 days prior to the date that this corporate action may take place.

VOTING SECURITIES OF THE COMPANY:

ON NOVEMBER 30, 2007, THE RECORD DATE, THERE WERE 50,000,000 SHARES OF COMMON STOCK ISSUED AND OUTSTANDING. EACH SHARE OF COMMON STOCK ENTITLES THE HOLDER THEREOF TO ONE VOTE ON EACH MATTER THAT MAY COME BEFORE A MEETING OF THE SHAREHOLDERS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The sole class of equity securities of the Company issued and outstanding is the common stock. The table on the following page sets forth, as of November 30, 2007, certain information with respect to the common stock beneficially owned by (i) each Director, nominee and executive officer of the Company; (i) each person who owns beneficially more than 5% of the common stock; and (iii) all Directors, nominees and executive officers as a group.

OFFICERS, DIRECTORS AND BENEFICIAL OWNERS, AS OF NOVEMBER 30, 2007

Title of Class	Name	Number of Shares Owned(1)	Percent of Voting Power(2)

Common	Degong Han	9,000,000	18.0%

Common	Everwin Development Ltd.(3)	9,513,743	19.0%

Common	Tse Wan Yi	2,815,026	5.6%

Common	All Officers and Directors as a Group (4 persons)	18,513,743	37.0%

(1) Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.
(2) Based on 78,832,064 shares issued and outstanding as of November 1, 2007.
(3) The sole owner and director of Everwin Development Ltd. is Man Ha, who is also the Chief Financial Officer, Treasurer and a Director of the Company. Mr. Ha may be deemed to be the beneficial owner of the shares of common stock owned by Everwin Development Ltd.

D. AMENDMENT OF CHARTER – NAME CHANGE PROPOSAL.

The proposal to amend the articles of incorporation to change the name of the corporation to China Forestry Inc. was approved by the action of a majority of all shareholders entitled to vote on the record date and by the Company's Board of Directors. The amendment to the certificate of incorporation will take effect no sooner than January 3, 2008.

REASONS FOR AMENDMENT. The Company consummated an Exchange Agreement with Harbin SenRun Forestry Development Co., Ltd., pursuant to which it acquired the SenRun Shareholders and Harbin SenRun Forestry Development Co., Ltd. in exchange for the issuance by it of 47,530,000 shares of common stock and the payment by Everwin of $635,000 in cash. Accordingly, the Company desires to change its name to something that reflects its new business as a holding company for Harbin SenRun Forestry Development Co., Ltd. and possibly other companies that may be acquired in the future by the Company.

E. AMENDMENT OF CHARTER – AUTHORIZED CAPITAL PROPOSAL.

The proposal to increase the number of authorized shares of common stock of the Company from 50,000,000 to 200,000,000 was approved by the action of a majority of all shareholders entitled to vote on the record date and by the Company’s Board of Directors. The Authorized Capital Proposal will take effect no sooner than January 3, 2008.

REASONS FOR THE AUTHORIZED CAPITAL PROPOSAL. Pursuant to the Exchange Agreement, the Company has issued 47,530,000 new shares of common stock to the Everwin, among others, in exchange for all of its registered capital of Jin Yuan Global Limited. The Company currently has only 50,000,000 authorized shares of common stock, and there are 50,000,000 shares of common stock outstanding. The Company desires to authorize sufficient shares for future capital raising activities and general corporate finance purposes, although it currently has no plans in that regard. The Board of Directors of the Company, in the exercise of its reasonable business judgment, believes that 200,000,000 shares is the appropriate number of shares of authorized common stock

F. FEDERAL TAX CONSEQUENCES.

There are no tax consequences to the Name Change Proposal or to the Authorized Capital Proposal.

ITEM 2. STATEMENTS THAT PROXIES ARE NOT SOLICITED.

WE ARE NOT ASKING FOR A PROXY AND SHAREHOLDERS ARE
NOT REQUESTED TO SEND US A PROXY.

ITEM 3. INTEREST OF CERTAIN PERSONS.

Set forth below is the substantial interest, direct or indirect, by security holdings or otherwise, of each person who has been a director or officer of the Company at any time since the beginning of the last fiscal year in the matters that action was taken upon by Majority Shareholder Action as described in this Information Statement on Schedule 14C:

Title of Class	Name	Number of Shares Owned(1)	Percent of Voting Power(2)

Common	Degong Han	9,000,000	18.0%

Common	Everwin Development Ltd.(3)	9,513,743	19.0%

Common	Tse Wan Yi	2,815,026	5.6%

Common	All Officers and Directors as a Group (4 persons)	18,513,743	37.0%

(1) Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.
(2) Based on 78,832,064 shares issued and outstanding as of November 1, 2007.
(3) The sole owner and director of Everwin Development Ltd. is Man Ha, who is also the Chief Financial Officer, Treasurer and a Director of the Company. Mr. Ha may be deemed to be the beneficial owner of the shares of common stock owned by Everwin Development Ltd.

ITEM 4. OTHER AND GENERAL INFORMATION.

Our Annual Report on Form 10-KSB, for the year ended December 31, 2006, including audited financial statements as of that date, and our Quarterly Report on Form 10QSB, for the quarter ended September 30, 2007, are available from us on request. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by FTME can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com or http://www.pinksheets.com.

You can read and copy any materials that we file with the SEC at the SEC'S Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. A copy of any public filing is also available, at no charge, from the Company.

ITEM 5. DOCUMENTS INCORPORATED BY REFERENCE.

a)	The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 is hereby incorporated by reference.

b)	The Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007 is hereby incorporated by reference.

PATRIOT INVESTMENT CORPORATION

Dated: December 13, 2007	By	/s/ Degong Han
Degong Han
Chairman

By the order of the Board of Directors

By	/s/ Degong Han
Degong Han
Chairman